Exhibit 32.2

                Certification Pursuant to 18 U.S.C. Section 1350

In connection with the Annual Report of Web Press Corporation (the "Company") on Form 10-QSB for the period ended March 31, 2004, as filed with the Securities and Exchange Commission (the "SEC") on or about the date hereof (the "Report"), I, Craig L. Mathison, Vice President of Finance and Chief Account Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects the financial condition and results of operations of the Company.

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.


Date:  May 7, 2004                                   /s/Craig L. Mathison
                                                     -------------------------
                                                     Craig L. Mathison
                                                     Vice President of Finance
                                                     (Chief Accounting Officer)